                        ADDENDUM TO MANAGEMENT AGREEMENT

         This Addendum, dated as of May 1, 2001, supplements the Management
Agreement (the "Agreement") dated as of August 1, 1997, by and between American
Century Capital Portfolios, Inc., ("ACCP") and American Century Investment
Management, Inc. ("ACIM").

         IN CONSIDERATION of the mutual promises and conditions herein contained, the parties agree as follows (all capitalized terms used herein and not otherwise defined having the meaning given them in the Agreement):

         1. ACIM shall manage the following class (the "New Class") of shares to be issued by ACCP, and for such management shall receive the Applicable Fee set forth below:

         Name of Series                              Applicable Fee
         --------------                              --------------

         Value Fund                 C Class             1.00%

         Equity Income Fund         C Class             1.00%

         Small Cap Value            C Class             1.25%

         Large Cap Value            C Class          0.90% of first $1 billion
                                                     0.80% of the next $4 billion
                                                     0.70% over $5 billion

         2. ACIM shall manage the New Class in accordance with the terms and conditions specified in the Agreement for its existing management responsibilities.

         IN WITNESS WHEREOF, the parties have caused this Addendum to the
Agreement to be executed by their respective duly authorized officers as of the day and year first above written.

Attest:                                     AMERICAN CENTURY
                                            CAPITAL PORTFOLIOS, INC.

/*/Charles A. Etherington                   /*/David C. Tucker
--------------------------                  ----------------------------
Charles A. Etherington                      David C. Tucker
Vice President                              Senior Vice President

Attest:                                     AMERICAN CENTURY INVESTMENT
                                            MANAGEMENT, INC.

/*/Charles A. Etherington                   /*/David C. Tucker
--------------------------                  ----------------------
Charles A. Etherington                      David C. Tucker
Assistant Secretary                         Senior Vice President